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                                                                       EXHIBIT 5




QUARLES & BRADY LLP                          411 East Wisconsin Avenue
                                             Milwaukee, Wisconsin 53202-4497
                                             Tel 414.277.5000
                                             Fax 414.271.3552
                                             www.quarles.com



                                       July 3, 2001

Briggs & Stratton Corporation
12301 West Wirth Street
Wauwatosa, Wisconsin 53222

         RE:  REGISTRATION STATEMENT ON FORM S-4

Ladies and Gentlemen:

         We have acted as counsel to Briggs & Stratton Corporation, a Wisconsin corporation, (the "Company"), and the Guarantors (as defined below) in connection with the Registration Statement on Form S-4 (the "Registration Statement") being filed by the Company and the Guarantors with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act"), to register up to $275,000,000 aggregate principal amount of the Company's 8.875% Senior Notes due March 15, 2011 (the "Exchange Notes") to be issued in an exchange offer for the $275,000,000 aggregate principal amount of the Company's outstanding 8.875% Senior Notes due March 15, 2011 (the "Original Notes"). The Original Notes and the Exchange Notes are referred to herein collectively as the "Notes." Original Notes that are accepted for exchange for Exchange Notes will be cancelled and retired.

         The Original Notes were and the Exchange Notes will be issued pursuant to an Indenture dated as of May 14, 2001 by and among the Company, the Guarantors listed on Schedule I thereto, as amended from time to time, and Bank One, N.A., as Trustee, as supplemented by Supplemental Indentures dated as of May 15, 2001 among Generac Portable Products, Inc., a Delaware corporation, GPPD Inc., a Delaware corporation, GPPW, Inc., a Wisconsin corporation, and Generac Portable Products, LLC, a Delaware limited liability company (the "Guarantors"), the Company and Bank One, N.A., as Trustee, pursuant to which the Guarantors agreed to guarantee the Notes (the "Guarantees") as of May 15, 2001, when they became subsidiaries of the Company (as so supplemented, the "Indenture"). The Original Notes were issued and sold on May 14, 2001 to Goldman, Sachs & Co. and Banc of America Securities LLC, the initial purchasers thereof (the "Initial Purchasers"), without registration under the Act, and were offered and sold by the Initial Purchasers to qualified institutional buyers in reliance on Rule 144A under the Act. In connection with the offer and sale of the Original Notes, the



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Briggs & Stratton Corporation
July 3, 2001
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Company entered into an Exchange and Registration Rights Agreement dated as of May 9, 2001 with the Initial Purchasers (the "Registration Rights Agreement"), providing for the registration or exchange of the Original Notes. The Registration Statement is being filed pursuant to the Registration Rights Agreement.

         We have examined (i) the Registration Statement; (ii) the Company's Articles of Incorporation and Bylaws, as amended to date; (iii) the Indenture;
(iv) the Registration Rights Agreement; (v) the preliminary offering circular, the final offering circular and the purchase agreement relating to the issuance and sale of the Original Notes; (vi) certificates of public officials and of officers and representatives of the Company, the Guarantors, and the Trustee;
(vii) corporate proceedings of the Company and the Guarantors relating to the Registration Statement, the Registration Rights Agreement, the Indenture and the transactions contemplated thereby; and (viii) such other documents and such matters of law as we have deemed necessary in order to render this opinion.

         On the basis of and subject to the foregoing, we advise you that, in our opinion:

         1. The Company is a corporation duly incorporated and validly existing under the laws of the State of Wisconsin.

         2. The Original Notes and the Guarantees thereof have been duly authorized and issued and constitute valid and binding obligations of the Company and the Guarantors, respectively, subject to (a) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors' rights generally, (b) general principles of equity (regardless of whether considered in a proceeding at law or in equity) and
                  (c) the qualification that the remedy of specific performance and injunctive or other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding may be brought.

         3. The Exchange Notes and the Guarantees thereof have been duly authorized and, upon execution, authentication, issuance and delivery pursuant to the Indenture and the Registration Rights Agreement, the Exchange Notes and the Guarantees thereof will constitute valid and binding obligations of the Company and the Guarantors, respectively, subject to (a) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors' rights generally, (b) general principles of equity (regardless of whether considered in a proceeding at law or in equity) and (c) the



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Briggs & Stratton Corporation
July 3, 2001
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                  qualification that the remedy of specific performance and
                  injunctive or other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding may be brought.

         We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the prospectus constituting a part thereof. In giving our consent, we do not admit that we are "experts" within the meaning of Section 11 of the Act, or that we come within the category of persons whose consent is required by
Section 7 of the Act or the rules and regulations of the Commission thereunder.

                                                     Very truly yours,

                                                     /s/ Quarles & Brady LLP
                                                     -----------------------
                                                     QUARLES & BRADY LLP